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Exhibit 5.1

[Letterhead of KPMG LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We consent to use of our report incorporated by reference and our comments to U.S. readers on Canada – U.S. reporting differences, each dated March 30, 2005, relating to the audited consolidated financial statements of HudBay Minerals Inc. as at December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004 in the Registration Statement on Form F-10 of HudBay Minerals Inc., Hudson Bay Mining and Smelting Co., Limited and Hudson Bay Exploration and Development Company Limited. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.

/s/ KPMG LLP
Chartered Accountants

April 20, 2005

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Exhibit 5.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS